EXHIBIT 10.23

                           REVOLVING NOTE

$15,000,000.00                                      San Francisco, California
                                                                March 5, 1999

     FOR VALUE RECEIVED, BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation (the "Company"), promises to pay to the order of BANK OF
AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank"), at the offices of Bank of America National Trust and Savings Association, Administrative Agent for the Bank, at 50 California Street, 11th Floor (Real Estate Structured
Debt Group), San Francisco, California 94111, or at such other place as the Bank may designate from time to time, the sum of Fifteen Million and No/100 Dollars ($15,000,000.00), or the aggregate unpaid principal amount outstanding hereunder, whichever may be the lesser, in immediately available funds and lawful money of the United States of America.

     Interest shall accrue on amounts outstanding hereunder in accordance with that certain Credit Agreement (Secured Loan) dated as of February 26, 1999 (the "Agreement") among the Company, the Banks party thereto and Bank of America National Trust and Savings Association, as Administrative Agent for the Banks. (Capitalized term used in this Revolving Note and not defined herein shall have the meanings given to them in the Agreement.) Pursuant thereto, interest shall accrue on amounts outstanding hereunder from time to time: (a) at a fluctuating per annum rate equal to the Reference Rate;
or (b) at the Company's option, subject to the terms of the Agreement, at a per annum rate equal to the LIBOR Rate plus the Applicable Margin. A change in the interest rate for Reference Rate Loans shall take effect on the day specified in the public announcement of the change in the Reference Rate. Interest shall be computed on the basis of a 360-day year and actual days elapsed. Interest shall become due and payable in accordance with terms of the Agreement.

     Subject to the provisions of Section 2.7 of the Agreement, all unpaid principal and interest outstanding hereunder shall be due and payable on September 1, 1999; provided that prepayments of principal shall be made as provided in the Agreement.

     This Revolving Note is one of the Revolving Notes referred to in the Agreement, and is issued in conjunction with, and is entitled to all of the rights, benefits and privileges provided in, the Agreement, as now existing or as the same may from time to time be supplemented, modified or amended. The Agreement, among other things, provides that amounts outstanding hereunder from time to time may be repaid pursuant to the Agreement and reborrowed from time to time pursuant to the Agreement, and contains provisions for acceleration of the maturity hereof upon the happening of certain staed events.

     The Bank may endorse on the schedule annexed to this Revolving Note the date, amount and maturity of each Loan that it makes pursuant to the Agreement, the purpose of the Loan, the amount of each payment of principal that the Company makes with respect thereto and the source of the funds from which each principal payment is made. The Company irrevocably authorizes the Bank to endorse this Revolving Note, and the Bank's record shall be conclusive absent manifest error; provided, however, that the Bank's failure to make, or its error in making, a notation on the attached schedule with respect to any Loan shall not limit or otherwise affect the Company's obligations to the Bank hereunder or under the Agreement.

     Except as otherwise expressly provided in any Collateral Document, this Revolving Note is secured by (1) each of the Mortgages executed from time to time pursuant to the Agreement and covering an Approved Parcel and (2) each of the Assignments of Leases and other Collateral Documents executed from time to time pursuant to the Agreement.

     The Company waives presentment, demand, protest, notice of protest, notice of nonpayment or dishonor and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Note. Time is of the essence hereof.

     This Revovling Note has been executed by the undersigned in the State of California, and shall be governed by, and construed in accordance with, the laws of the State of California.

                                   BEDFORD PROPERTY INVESTORS, INC.
                                   a Maryland corporation


                                   By /s/Peter B. Bedford


                                      Peter B. Bedford, Chief Executive Officer
                                         (Printed Name and Title)